EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY RESTATES FOR LEASE ACCOUNTING;
FILES FORM 10-K AND CONFIRMS COMPLIANCE
WITH NASDAQ LISTING REQUIREMENTS

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA April 4, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it has completed its review of the accounting treatment for its operating leases.  As previously disclosed, the Company determined the need to restate its previously announced results for fiscal 2004 and its prior year financial statements to correct its accounting for leases in order to conform with U.S. generally accepted accounting practices.  The restatement adjustments had no impact on previously reported revenues or net cash flows.  The Company’s adjustments to lease accounting policies are more fully described in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission, which includes restated historical financial information for certain periods.

          The restatement adjustments reduced net income by $1.2 million, $0.6 million and $0.3 million for fiscal years 2004, 2003 and 2002, respectively.  As a result, diluted net income per share was reduced by $0.01 in fiscal 2004 but unchanged in fiscal 2003 and 2002.  In addition, the cumulative reduction to retained earnings as of the beginning of fiscal 2002 was $0.3 million.

          The Company currently anticipates that as a result of the corrected lease accounting, total expenses will be increased by approximately $0.6 million for the first quarter of fiscal 2005.

          The Company also announced that the Nasdaq Stock Market notified the Company today that based on the Company’s filing of its Annual Report on Form 10-K, the Staff of the Nasdaq Stock Market has determined that the Company complies with the periodic filing requirement of Marketplace Rule 4310(c)(14).  As a result, the fifth character “E” will not be appended to the Company’s trading symbol.

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the anticipated effect of the Company’s corrected accounting for operating leases.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

          The Cheesecake Factory Incorporated operates 92 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100